EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements (Registration Nos. 2-87473, 33-34139, 33-38708, 33-44053, 33-49629, 33-49631, 33-53713, 33-55771, 33-56435, 33-56979, 33-57709, 33-02061, 333-36371, 333-50899, 333-76839, 333-90975, 333-39610, 333-90975, 333-39606 and 333-48382) of Pfizer Inc. of our report dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements of Warner-Lambert Company, not separately presented herein. This report is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000.

/s/PricewaterhouseCoopers LLP

Florham Park, NJ
March 27, 2001

Report of Independent Accountants

To the Board of Directors and Shareholders
of Warner-Lambert Company:

In our opinion, the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income and comprehensive income and of cash flows for each of the two years in the period ended December 31, 1999 of Warner-Lambert Company and its subsidiaries (not presented separately herein) present fairly, in all material respects, the financial position of Warner-Lambert Company and its subsidiaries at December 31, 1999 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Warner-Lambert Company for any period subsequent to December 31, 1999.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
January 24, 2000, except for Note 6 to the financial statements not presented herein, as to which the date is February 7, 2000